Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated June 29, 2015 with respect to the consolidated financial statements, schedules and internal control over financial reporting of Investors Real Estate Trust included in the Annual Report on Form 10-K for the year ended April 30, 2015, which are incorporated by reference in this Registration Statement.  We consent to the incorporation by reference in this Registration Statement of the aforementioned reports.

/s/ GRANT THORNTON LLP

Minneapolis, Minnesota
September 15, 2015